EXHIBIT 21

                SUBSIDIARIES OF ALZA CORPORATION


ALZA DEVELOPMENT CORPORATION, a California corporation


THERAPEUTIC DISCOVERY CORPORATION, a Delaware corporation


ALZA LAND MANAGEMENT, INC., a Delaware corporation


ALZA INTERNATIONAL, INC., a Delaware corporation


ALZA IRELAND LIMITED, an Irish corporation


ALZA HOLDINGS IRELAND LIMITED, an Irish corporation


ALZA LIMITED, a U.K. corporation


ROOK ACQUISITION CORP., a Delaware corporation
   Sole Incorporator:   Heller Ehrman White & McAuliffe LLP


CRESCENDO PHARMACEUTICALS CORPORATION, a Delaware corporation